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                                                                    EXHIBIT 99.1



For Immediate Release                                 Contact: Marilyn R. Marks
                                                                (770) 438-9595


                        DORSEY TRAILERS ANNOUNCES FURTHER
                            ACTIONS UNDER BANKRUPTCY


ATLANTA, GEORGIA, January 8, 2001 - As previously announced on December 5th and 29th of 2000, Dorsey Trailers, Inc. (the "Company") filed a voluntary petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Court for the Middle District of Alabama, Montgomery, Alabama (Bankruptcy Case No. 00-6792-WRS). Chapter 11 allows the Company to remain debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions. Pursuant to the Bankruptcy Code, the Company, as debtor and debtor-in-possession, will continue to manage and operate the assets and business, pending the confirmation of a plan of reorganization and subject to the supervision and orders of the Bankruptcy Court.

The Company has reached an agreement with Foothill Capital Corporation, the lender under the Company's existing working capital credit facility for limited use of cash collateral to fund on-going operations as allowed in the agreement. The current agreement was accepted on January 3, 2001 and expires on March 3, 2001. The cash collateral agreement provides certain measurements that the Company must meet in order for the agreement to continue until March 3, 2001; the conditions include but are no limited to meeting certain dollar amount loan balances with Foothill Capital Corporation during the duration of the agreement. The prior cash collateral agreement with Foothill Capital Corporation expired on January 3, 2001.

On December 28, 2000, the Company entered into an exclusive agreement with Equity Partners of Maryland ("EPI"), an enterprise specializing in turnarounds, sales and refinancings, and liquidations of financially troubled companies. The agreement provides for EPI to assist the Company in refinancing or efforts to seek a joint venture partner, sell, lease or otherwise dispose of the Company's business as a going concern and/or some or all of the Company's interest in the assets of the debtor's estate. This exclusive agreement expires sixty days from its approval by the U.S. Bankruptcy Court.


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Marilyn R. Marks, Chairman of the Board of Directors of the Company issued the following statement: "We are pleased that the Company was able to reach an agreement with Foothill Capital for limited use of the cash collateral to fund on-going operations. The Company believes that this agreement will provide the best method to maximize the value of the Company and its assets. Additionally, although our desire was to continue the Company as an on-going operation, we must explore all aspects of maximizing the value of the Company; as such, the Company believes the best method to do this is the retention of EPI to explore the sale of the Company in whole as an on-going operation or to sale the individual assets of the Company. As we have previously stated, if a sale of the Company's assets is required, it is unlikely that the Company will be able to obtain their true market value due to the severe downturn in the trailer manufacturing industry. Accordingly the proceeds of a sale of the assets of the Company after payment of secured creditors and administrative claims would not be sufficient to satisfy all of the unsecured creditors. As such, there would then be nothing available for distribution to the Company's stockholders."

Dorsey Trailers, Inc. was in the business of designing, manufacturing, and marketing one of the broadest lines of high quality, customized truck trailers through three plants located in Alabama, Georgia, and South Carolina.

Certain statements in this press release and statements by the Company in reports to its stockholders and public filings, as well as, oral public statements by Company representatives may be deemed to be forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements included herein have been included based upon facts available to management as of the date of the statement. Any forward-looking statement is, however, inherently subject to the uncertainty of future events, whether economic, competitive or otherwise many of which are beyond the control of the Company, or which may involve determinations, which may be made by management in the future. There can, therefore be no assurances that the events or results described in such forward-looking statements will occur and actual events or results may vary materially from those included herein.

Without limitation, the following are some of the factors which may affect whether the events or results described in such forward-looking statements will occur: whether there is an approved plan of reorganization in which the Company continues as an ongoing operation, continued availability of credit from vendors, and continued use of cash collateral by lender. Readers should review and consider the various disclosures made by the Company in this press release and it reports to stockholders and reports filed with the Securities and Exchange Commission.